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Exhibit 99(a)(4)

NOTICE OF CONDITIONAL EXERCISE

PLEASE READ THE ACCOMPANYING INSTRUCTIONS
FOR CONDITIONAL EXERCISE CAREFULLY

Name
(Please Print)
Address	(Zip or Post Code)

To the Treasurer of Clary Corporation:

        1.    I hereby conditionally exercise my options issued under the Clary Corporation 1996 Employee Incentive Stock Option Plan, as amended, to purchase common shares, $1.00 par value, of Clary Corporation, a California corporation (the "Company"), having exercise prices of less than $2.00 per share for the amount of common shares set forth herein (the "Option Shares") and agree to all of the terms and conditions set out in the Instructions for Conditional Exercise.

        My exercise of options hereunder is subject to the condition that any options to acquire Option Shares tendered but not purchased pursuant to the Offer (as defined in the Instructions for Conditional Exercise) shall be deemed not to have been exercised and shall continue to be outstanding options. None of the options to acquire any of the Option Shares tendered has an exercise price of $2.00 or greater.

        I hereby instruct you to issue the Option Shares referred to below without payment in cash. I agree that I do not require a share certificate evidencing my Option Shares to be issued to me and hereby direct that my Option Shares be tendered in the Offer and, if accepted for payment by Dynamic Power Corporation (the "Purchaser"), be transferred from my name into the name of the Purchaser, or its nominee.

        I acknowledge that if my Option Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, the options in respect of my Option Shares will have been irrevocably exercised, and I irrevocably authorize and appoint designees of the Purchaser as attorneys for and on behalf of the holder, each with full power of substitution, to execute any stock powers in respect of my Option Shares at any time following such acceptance and payment and to execute and deliver all additional documents deemed by the Purchaser or the depositary to be necessary or desirable to complete the sale, assignment and transfer of my Option Shares tendered under this Notice of Conditional Exercise.

        2.    I hereby elect as follows with respect to my options: (Choose only one)

☐	I wish to conditionally exercise ALL of my exercisable options that have an exercise price of less than $2.00 per common share and tender the underlying Option Shares.
☐
I wish to conditionally exercise (insert total number of option shares) of my exercisable options that have an exercise price of less than $2.00 per common share and tender the underlying Option Shares.

        I understand that options will be conditionally exercised as designated below:

Grant Number	Exercise Price (per share)	Number of Shares Conditionally Exercised

Total Options:

ATTACH ADDITIONAL PAGE IF NEEDED.

SIGN HERE

Signature(s) of Option Holder(s)	Date
Name(s) (please print)
Address (if different from that shown on the cover page)
Social Security Number (or Daytime Telephone Number)

TO BE COMPLETED BY ALL OPTION HOLDERS WHO ARE U.S. PERSONS ONLY

PAYER'S NAME: U.S. Stock Transfer Corporation
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW:
Payer's Request for Taxpayer Identification Number ("TIN") and Certification	PART 2—If you are exempt from backup withholding, please check the box: ☐

PART 4—CERTIFICATION—Under penalties of perjury, I certify that:

(1)
The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)
I am not subject to backup withholding because (i) I am exempt from backup withholding (ii) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

(3)
I am a U.S. person (including a U.S. resident alien).

        CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another certification from the IRS tht you are no longer subject to backup withholding, do not cross out such Item (2).

Signature:	Dated	,
Name (Please Print):
Address:
City, State and Zip Code:
NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE CURRENT BACKUP WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 1 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all reportable payments made to me will be withheld, at the current backup withholding rate, until I provide a taxpayer identification number.

Signature:	Dated:

3

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  Exhibit 99(a)(4)
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